Exhibit 4.1

Execution Version

SENIOR NOTES INDENTURE

Dated as of June 18, 2020

Between

EQM MIDSTREAM PARTNERS, LP

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

6.000% SENIOR NOTES DUE 2025

6.500% SENIOR NOTES DUE 2027

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-ii-

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Appendix A	Provisions Relating to Initial Notes and Additional Notes

Exhibit A-1	Form of 2025 Note
Exhibit A-2	Form of 2027 Note
Exhibit B	Form of Supplemental Indenture to Be Delivered by Subsequent Subsidiary Guarantors

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INDENTURE, dated as of June 18, 2020, between EQM Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”).

W I T N E S E T H

WHEREAS, the Partnership has duly authorized the creation and issue of $700,000,000 aggregate principal amount of 6.000% Senior Notes due 2025 (the “2025 Notes”) and $900,000,000 aggregate principal amount of 6.500% Senior Notes due 2027 (the “2027 Notes” and, together with the 2025 Notes, the “Initial Notes”); and

WHEREAS, all things necessary to make this Indenture a valid agreement of the Issuer, in accordance with its terms, have been done; and

NOW, THEREFORE, the Partnership and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01	Definitions.

“Additional Notes” means additional Notes (other than the Initial Notes) issued from time to time under this Indenture in accordance with Section 2.01.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) when used with respect to any Person means possession, directly or indirectly, of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar or Paying Agent.

“Bankruptcy Law” means Title 11, U.S. Code, as amended, or any similar federal, state or foreign law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning. For purposes of this definition, a Person shall be deemed not to Beneficially Own securities that are the subject of a stock, unit or asset purchase agreement, merger agreement or similar agreement (or voting or option or similar agreement related thereto) until consummation of the transactions or, as applicable, series of related transactions contemplated by such agreement.

“Board of Directors” means:

(1)    with respect to a corporation, the Board of Directors of the corporation or (other than for purposes of determining Change of Control) any duly authorized committee of the Board of Directors;

(2)    with respect to a partnership, the Board of Directors or Board of Managers of the general partner of the partnership (as applicable); and

(3)    with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

“Capital Stock” means:

(1)    in the case of a corporation, corporate stock;

(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)    in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Change of Control” means the occurrence of any of the following:

(1)    the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Partnership and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act), other than a Qualified Owner;

(2)    the adoption of a plan relating to the liquidation or dissolution of the Partnership or the removal of the General Partner by the limited partners of the Partnership; or

(3)    the consummation of any transaction (including any merger or consolidation), the result of which is that any “person,” other than a Qualified Owner, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Partnership, the General Partner or Equitrans Midstream Corporation, measured by voting power rather than number of shares or member interests.

Notwithstanding the preceding, (a) a conversion of the Partnership from a limited partnership to a corporation, limited liability company or other form of entity or an exchange of all of the outstanding limited partner interests for capital stock in a corporation, for member interests in a limited liability company or for Equity Interests in such other form of entity shall not constitute a Change of Control, so long as following such conversion or exchange the “persons” (as defined above) who Beneficially Owned the Capital Stock of the Partnership immediately prior to such transactions continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity, or continue to Beneficially Own sufficient Equity Interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity, (b) the EQM Merger shall not constitute a Change of Control and (c) a “person” or “group” shall not be deemed to Beneficially Own securities subject to a stock, unit or asset purchase agreement, merger agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the transactions contemplated by such agreement or, as applicable, series of related transactions contemplated by such agreement. No Change of Control will be deemed to have occurred unless and until such Change of Control has actually been consummated.

“Change of Control Triggering Event” means the occurrence of a decrease in the rating of the Notes by one or more gradations by any two Ratings Agencies (including gradations within the rating categories, as well as between categories), within 60 days after the earlier of (x) a Change of Control, (y) the date of public notice of the occurrence of a Change of Control or (z) public notice of the intention of the Partnership to effect a Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by a Ratings Agency); provided, however, that a Change of Control Triggering Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Change of Control Triggering Event for purposes of the definition of Change of Control) unless the Ratings Agencies making the reduction in rating to which this definition would otherwise apply announces or publicly confirms or informs the trustee in writing at the request of the Partnership or the Trustee that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Change of Control Triggering Event).

“Code” means the Internal Revenue Code of 1986, as amended.

“Comparable Treasury Issue” means the U.S. Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes of the applicable series, determined as if such Notes matured on the applicable Par Call Date (the “Remaining Life”), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such Notes.

“Comparable Treasury Price” means, with respect to any redemption date:

•	the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or

•	if the Quotation Agent is unable to obtain at least four such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained by the Quotation Agent.

“Consolidated Net Tangible Assets” means, at any date of determination, the total amount of consolidated assets of the Partnership and its Subsidiaries after deducting therefrom (1) all current liabilities (excluding (a) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and (b) current maturities of long-term debt), and (2) the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth, or on a pro forma basis would be set forth, on the consolidated balance sheet of the Partnership and its Subsidiaries for the most recently completed fiscal quarter, prepared in accordance with GAAP.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.01 or such other address as to which the Trustee may give notice to the Holders and the Partnership.

“Credit Agreement” means that certain Third Amended and Restated Credit Agreement, dated as of October 31, 2018, by and among the Partnership, Wells Fargo Bank, National Association, as Administrative Agent, Swing Line Lender and an L/C Issuer, and the other lenders party thereto, providing for revolving credit borrowings and letters of credit, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, extended, refunded, replaced or refinanced in whole or in part from time to time.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Debt” of any Person at any date means any obligation created or assumed by such Person for the repayment of borrowed money and, without duplication, any guarantee by such Person of any such obligation of others.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Initial Note or Additional Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Depositary” means, with respect to the Notes of any series issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“DTC” means the Depository Trust Company.

“EQM Merger” means the merger of LS Merger Sub, LLC (“Merger Sub”), a Delaware limited liability company, with and into the Partnership, that was completed on June 17, 2020, pursuant to that Agreement and Plan of Merger, dated February 26, 2020, by and among the Partnership, the General Partner, Equitrans Midstream Corporation, EQM LP Corporation and Merger Sub.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Fitch” means Fitch Ratings, Inc., or any successor to the rating agency business thereof.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.

“General Partner” means EQGP Services, LLC, a Delaware limited liability company, and its successors and permitted assigns as general partner of the Partnership or as the business entity with the ultimate authority to manage the business and operations of the Partnership.

“Government Securities” means securities that are (1) direct obligations of the United States for the timely payment of which its full faith and credit of the United States is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depositary receipt.

“Guarantee” means (1) any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and (2) any obligation, direct or indirect, contingent or otherwise, of such Person:

(a)    to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(b)    entered into for purposes of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in similar businesses of nationally recognized standing that is, in the good faith judgment of the Partnership, qualified to perform the task for which it has been engaged.

“Initial Notes” has the meaning set forth in the recitals hereto.

“Interest Payment Date” means January 1 and July 1 of each year to the Stated Maturity of the 2025 Notes and January 1 and July 1 of each year to the Stated Maturity of the 2027 Notes.

“Issue Date” means June 18, 2020.

“Lien” means, with respect to any asset, any mortgage, lien, security interest, pledge, charge or other encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.

“Note Guarantee” means, individually, any Guarantee of payment of the Notes and the Partnership’s other Obligations under this Indenture by a Subsidiary Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees.

“Notes” means the Initial Notes and more particularly means any Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued under a supplemental indenture and Notes to be issued or authenticated upon transfer, replacement or exchange of Notes.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), other monetary obligations, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and Guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Debt.

“Offering Memorandum” means the offering memorandum dated June 16, 2020 related to the offer and sale of the Notes.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary of a Person, including, with respect to the Partnership, any such officer of the General Partner that the Board of Directors or Board of Managers of the General Partner (as applicable) shall have duly authorized to act hereunder.

“Officer’s Certificate” means a certificate signed on behalf of the Partnership by any Officer of the General Partner.

“Opinion of Counsel” means a written opinion acceptable to the Trustee from legal counsel. Such counsel may be an employee of or counsel to the Partnership, the General Partner or an Affiliate of any of the foregoing.

“Par Call Date” means April 1, 2025 with respect to the 2025 Notes and January 1, 2027 with respect to the 2027 Notes.

“Partnership” means the party named as such in the first paragraph of this Indenture or any successor obligor to its obligations under this Indenture and the Notes pursuant to Article 5.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or other agency, instrumentality or political subdivision thereof or other entity of any kind.

“Principal Property” means, whether currently owned or leased or subsequently acquired, any pipeline, gathering system, terminal, storage facility, processing plant or other plant or facility located in the United States of America or any territory or political subdivision thereof owned or leased by the Partnership or any of its Subsidiaries and used in transporting, distributing, terminalling, gathering, treating, processing, marketing or storing natural gas, natural gas liquids or other hydrocarbons, except (1) any property or asset consisting of inventories, furniture, office fixtures and equipment (including data processing equipment), vehicles and equipment used on, or useful with, vehicles (but excluding vehicles that generate transportation revenues) and (2) any such pipeline or other plant or facility that, in the good faith opinion of the Board of Directors or Board of Managers of the General Partner (as applicable) as evidenced by resolutions of the Board of Directors or Board of Managers of the General Partner (as applicable), is not material in relation to the activities of the Partnership and its Subsidiaries, taken as a whole.

“Principal Subsidiary” means any of the Partnership’s Subsidiaries that owns or leases, directly or indirectly, a Principal Property.

“Qualified Owner” means each of (i) Equitrans Midstream Corporation; (ii) any Person that is controlled by Equitrans Midstream Corporation; and (iii) any group (within the meaning of the Exchange Act) that includes one or more of the Persons described in the preceding clause (i) or (ii); provided that such Persons described in the preceding clause (i) or (ii) control more than 50% of the total voting power of such group. Any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) whose acquisition of Beneficial Ownership of any Voting Stock of the Partnership, the General Partner or Equitrans Midstream Corporation constitutes a Change of Control in respect of which a Change of Control Offer or an Alternate Offer is made in accordance with the requirements of this Indenture will thereafter, together with its affiliates, constitute an additional Qualified Owner.

“Quotation Agent” means a Reference Treasury Dealer selected by the Partnership.

“Rating Agencies” means Moody’s, S&P and Fitch or, if Moody’s, S&P or Fitch shall not make a rating of the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Partnership, which shall be substituted for Moody’s, S&P or Fitch, as the case may be.

“Record Date” for the interest payable on any applicable Interest Payment Date means the June 15 or December 15 (whether or not a Business Day) next preceding such Interest Payment Date of the 2025 Notes and the June 15 or December 15 (whether or not a Business Day) next preceding such Interest Payment Date of the 2027 Notes.

“Reference Treasury Dealer” means each of (i) J.P. Morgan Securities LLC, BofA Securities, Inc. and Barclays Capital Inc., and their respective successors, so long as it is a primary U.S. government securities dealer (a “Primary Treasury Dealer”), and (ii) a Primary Treasury Dealer selected by TD Securities (USA) LLC or its successor; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Partnership will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date for the Notes of any series, an average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue for such Notes (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Responsible Officer” means any officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture or any other officer to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., or any successor to the rating agency business thereof.

“Sale-Leaseback Transaction” means the sale or transfer by the Partnership or any Principal Subsidiary of any Principal Property to a Person (other than the Partnership or a Principal Subsidiary) and the taking back by the Partnership or any Principal Subsidiary, as the case may be, of a lease of such Principal Property.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Significant Subsidiary” means a Subsidiary of the Partnership that is a “significant subsidiary” of the Partnership as such term is defined in Rule 1-02(w) of Regulation S-X as in effect on the date of this Indenture.

“Stated Maturity” means, with respect to any security, the date specified in the agreement governing or certificate relating to such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but not including any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” of any Person means (1) any corporation, association or other business entity of which more than 50% of the total voting power of equity interests entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers, trustees or equivalent Persons thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or any combination thereof; or (2) in the case of a partnership, more than 50% of the partners’ equity interests, considering all partners’ equity interests as a single class, is at such time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or any combination thereof.

“Subsidiary Guarantor” means each Subsidiary that may provide a Note Guarantee after the Issue Date; provided that upon release or discharge of such Subsidiary from its Note Guarantee in accordance with this Indenture, such Subsidiary shall cease to be a Subsidiary Guarantor.

“Swap Contract” means (1) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, futures contracts traded on or subject to the rules of a designated contract market, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (2) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, any North American Energy Standard Board Master Agreement, or any other master agreement, including any such obligations or liabilities under any master agreement.

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the Restricted Notes Legend.

“Treasury Rate” means, with respect to any redemption date for any series of Notes, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date; provided, however, that if no maturity is within three months before or after the applicable Par Call Date, yields for the two published maturities most closely corresponding to such United States Treasury security will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis rounding to the nearest month. The Treasury Rate will be calculated by the Quotation Agent on the third business day preceding the redemption date.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means The Bank of New York Mellon Trust Company, N.A., as Trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of such Persons’ directors, managers, trustees or other persons serving in a similar capacity for such entity.

Section 1.02	Other Definitions.

Term	Defined in Section
“Agent Members”	2.1(c) of Appendix A
“Applicable Procedures”	1.1(a) of Appendix A
“Alternate Offer”	4.11(f)
“Authentication Order”	2.02(c)
“Bankruptcy Custodian”	6.01(a)
“Change of Control Offer”	4.11(a)
“Change of Control Payment”	4.11(a)
“Change of Control Settlement Date”	4.11(a)
“Clearstream”	1.1(a) of Appendix A
“Covenant Defeasance”	8.03
“Definitive Notes Legend”	2.2(e) of Appendix A
“Distribution Compliance Period”	1.1(a) of Appendix A
“ERISA Legend”	2.2(e) of Appendix A
“Euroclear”	1.1(a) of Appendix A
“Event of Default”	6.01(a)
“Expiration Date”	1.04(j)
“Global Note”	2.1(b) of Appendix A
“Global Notes Legend”	2.2(e) of Appendix A
“Guaranteed Obligations”	10.01(a)
“Legal Defeasance”	8.02(a)
“Merger Sub”	“EQM Merger”
“Note Register”	2.03(a)
“Paying Agent”	2.03(a)
“QIB”	1.1(a) of Appendix A
“Registrar”	2.03(a)
“Regulation S”	1.1(a) of Appendix A
“Regulation S Global Note”	2.1(b) of Appendix A

Term	Defined in Section
“Regulation S Notes”	2.1(a) of Appendix A
“Restricted Notes Legend”	2.2(e) of Appendix A
“Rule 144”	1.1(a) of Appendix A
“Rule 144A”	1.1(a) of Appendix A
“Rule 144A Global Note”	2.1(b) of Appendix A
“Rule 144A Notes”	2.1(a) of Appendix A
“Successor”	5.01(1)
“Unrestricted Global Note”	1.1(a) of Appendix A

Section 1.03	Rules of Construction.

Unless the context otherwise requires:

(1)    a term defined in Section 1.01 or 1.02 has the meaning assigned to it therein;

(2)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)    “or” is not exclusive;

(4)    words in the singular include the plural, and words in the plural include the singular;

(5)    provisions apply to successive events and transactions;

(6)    unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause,” “Schedule” or “Exhibit” refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;

(7)    the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(8)    “including” means including without limitation;

(9)    references to sections of, or rules under, the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time unless otherwise provided in this Indenture;

(10)    unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture; and

(11)    in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Partnership may classify such transaction as it, in its sole discretion, determines.

Section 1.04	Acts of Holders.

(a)    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Partnership and to the extent applicable, the Subsidiary Guarantors. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, the Partnership and the Subsidiary Guarantors, if made in the manner provided in this Section 1.04.

(b)    The fact and date of the execution by any Person of any such instrument or writing may be proved (1) by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or (2) in any other manner deemed reasonably sufficient by the Trustee. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)    The ownership of Notes shall be proved by the Note Register.

(d)    Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee, the Partnership or the Subsidiary Guarantors in reliance thereon, whether or not notation of such action is made upon such Note.

(e)    The Partnership may set a record date for purposes of determining the identity of Holders entitled to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, or to vote on or consent to any action authorized or permitted to be taken by Holders; provided that the Partnership may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in clause (f) below. Unless otherwise specified, if not set by the Partnership prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or vote or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation or vote. If any record date is set pursuant to this clause (e), the Holders on such record date, and only such Holders, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action (including revocation of any action), whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes, or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Partnership, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder in the manner set forth in Section 12.01.

(f)    The Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in the giving or making of (1) any notice of default under Section 6.01(a), (2) any declaration of acceleration referred to in Section 6.02, (3) any direction referred to in Section 6.05 or (4) any request to pursue a remedy as permitted in Section 6.06. If any record date is set pursuant to this paragraph, the Holders on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Partnership’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Partnership and to each Holder in the manner set forth in Section 12.01.

(g)    Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(h)    Without limiting the generality of the foregoing, a Holder, including a Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is the Holder of a Global Note may provide its proxy or proxies to the Beneficial Owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.

(i)    The Partnership may fix a record date for the purpose of determining the Persons who are Beneficial Owners of interests in any Global Note held by a Depositary entitled under the procedures of such Depositary, if any, to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders; provided that if such a record date is fixed, only the Beneficial Owners of interests in such Global Note on such record date or their duly appointed proxy or proxies shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Beneficial Owners remain Beneficial Owners of interests in such Global Note after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date.

(j)    With respect to any record date set pursuant to this Section 1.04, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 12.01, on or prior to both the existing and the new Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.04, the party hereto which set such record date shall be deemed to have initially designated the 90th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this Section 1.04(j).

ARTICLE 2

THE NOTES

Section 2.01	Form and Dating; Terms.

(a)    Provisions relating to the Initial Notes, the Additional Notes and any other Notes issued under this Indenture are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The Notes and the Trustee’s certificate of authentication shall each be substantially in the forms of Exhibit A-1 and Exhibit A-2 hereto, which are hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rules or agreements with national securities exchanges to which the Partnership is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Partnership). Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b)    The aggregate principal amount of Notes of each series that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Partnership and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Partnership pursuant to a Change of Control Offer as provided in Section 4.11, and otherwise as not prohibited by this Indenture. The Notes shall not be redeemable, other than as provided in Article 3.

Additional Notes of any series ranking pari passu with the Initial Notes of such series may be created and issued from time to time by the Partnership without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes of such series and shall have the same terms as to status, redemption or otherwise (other than issue date, issue price and, if applicable, the first Interest Payment Date and the first date from which interest will accrue) as the Initial Notes of such series. Any Additional Notes of any series shall be issued with the benefit of a supplemental indenture to this Indenture.

Section 2.02	Execution and Authentication.

(a)    At least one Officer shall execute the Notes on behalf of the Partnership by manual, facsimile or electronic signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(b)    A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the forms of Exhibit A-1 and Exhibit A-2 attached hereto by the manual, facsimile or electronic signature of an authorized signatory of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

(c)    On the Issue Date, the Trustee shall, upon receipt of a written order of the Partnership signed by an Officer (an “Authentication Order”), authenticate and deliver the Initial Notes. In addition, at any time and from time to time, the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver any Additional Notes in an aggregate principal amount specified in such Authentication Order for such Additional Notes issued hereunder.

(d)    The Trustee may appoint an authenticating agent acceptable to the Partnership to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Partnership or an Affiliate of the Partnership.

(e)    The Trustee shall authenticate and make available for delivery upon a written order of the Partnership signed by one Officer (a) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $700,000,000 of 2025 Notes and in an aggregate principal amount of $900,000,000 of 2027 Notes, (b) subject to the terms of this Indenture, Additional Notes and (c) any Unrestricted Global Notes issued in exchange for any of the foregoing in accordance with this Indenture. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Additional Notes or Unrestricted Global Notes.

Section 2.03	Registrar and Paying Agent.

(a)    The Partnership shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and at least one office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Partnership may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agent. The Partnership may change any Paying Agent or Registrar without prior notice to any Holder. The Partnership shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Partnership fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Partnership or any of its Subsidiaries may act as Paying Agent or Registrar.

(b)    The Partnership initially appoints DTC to act as Depositary with respect to the Global Notes. The Partnership initially appoints the Trustee to act as Paying Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes.

Section 2.04	Paying Agent to Hold Money in Trust.

The Partnership shall, no later than 11:00 a.m. (New York City time) on each due date for the payment of principal, premium, if any, and interest on any of the Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the Holders entitled to the same, and (unless such Paying Agent is the Trustee) the Partnership shall promptly notify the Trustee of its action or failure so to act. The Partnership shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium, if any, and interest on the Notes, and shall notify the Trustee of any default by the Partnership in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Partnership at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, a Paying Agent shall have no further liability for the money. If the Partnership or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Partnership, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05	Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Partnership shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.06	Transfer and Exchange.

(a)    The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A.

(b)    To permit registrations of transfers and exchanges, the Partnership shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(c)    No service charge shall be imposed in connection with any registration of transfer or exchange (other than pursuant to Section 2.07), but the Holders shall be required to pay any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06 and 9.04).

(d)    All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Partnership, evidencing the same Debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(e)    Neither the Partnership nor the Registrar shall be required (1) to issue, to register the transfer of or to exchange any Note during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (2) to register the transfer of or to exchange any Note so selected for redemption, or tendered for repurchase (and not withdrawn) in connection with a Change of Control Offer, in whole or in part, except the unredeemed or unpurchased portion of any Note being redeemed or repurchased in part or (3) to register the transfer of or to exchange any Note between a Record Date and the next succeeding Interest Payment Date.

(f)    Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Partnership may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and (subject to the Record Date provisions of the Notes) interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Partnership shall be affected by notice to the contrary.

(g)    Upon surrender for registration of transfer of any Note at the office or agency of the Partnership designated pursuant to Section 4.02, the Partnership shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(h)    At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Partnership shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Appendix A.

(i)    All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by mail or by facsimile or electronic transmission.

Section 2.07	Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken and the Trustee receives evidence to its satisfaction of the ownership and loss, destruction or theft of such Note, the Partnership shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are otherwise met. If required by the Trustee or the Partnership, an indemnity bond must be provided by the Holder that is sufficient in the judgment of the Trustee and the Partnership to protect the Partnership, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Partnership may charge the Holder for the expenses of the Partnership and the Trustee in replacing a Note. Every replacement Note is a contractual obligation of the Partnership and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder. Notwithstanding the foregoing provisions of this Section 2.07, in case any mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Partnership in its discretion may, instead of issuing a new Note, pay such Note.

Section 2.08	Outstanding Notes.

(a)    The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Partnership or an Affiliate of the Partnership holds the Note.

(b)    If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser, as such term is defined in Section 8-303 of the Uniform Commercial Code in effect in the State of New York.

(c)    If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue from and after the date of such payment.

(d)    If a Paying Agent (other than the Partnership, a Subsidiary or an Affiliate of any thereof) holds, on the maturity date, any redemption date or any date of purchase pursuant to an offer to purchase, money sufficient to pay Notes payable or to be redeemed or purchased on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09	Treasury Notes.

In determining whether the Holders of the requisite principal amount of Notes have concurred in any direction, waiver or consent, Notes Beneficially Owned by the Partnership, or by any Affiliate of the Partnership, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Partnership or any obligor upon the Notes or any Affiliate of the Partnership or of such other obligor.

Section 2.10	Temporary Notes.

Until definitive Notes are ready for delivery, the Partnership may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Partnership considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Partnership shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11	Cancellation.

The Partnership at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall, upon the written request of the Partnership, be delivered to the Partnership. The Partnership may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12	Defaulted Interest.

(a)    If the Partnership defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Partnership shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Partnership shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Partnership of such special record date. At least 15 days before the special record date, the Partnership (or, upon the written request of the Partnership, the Trustee in the name and at the expense of the Partnership) shall mail or deliver by electronic transmission in accordance with the applicable procedures of the Depositary, or cause to be mailed or delivered by electronic transmission in accordance with the applicable procedures of the Depositary, to each Holder a notice that states the special record date, the related payment date and the amount of such interest to be paid.

(b)    Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue interest, which were carried by such other Note.

Section 2.13	CUSIP and ISIN Numbers

The Partnership in issuing the Notes may use CUSIP or ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP or ISIN numbers in notices of redemption or exchange or in offers to purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or in offers to purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange or offer to purchase shall not be affected by any defect in or omission of such numbers. The Partnership shall as promptly as practicable notify the Trustee in writing of any change in the CUSIP or ISIN numbers.

ARTICLE 3

REDEMPTION

Section 3.01	Notices to Trustee.

If the Partnership elects to redeem Notes of any series pursuant to Section 3.07, it shall furnish to the Trustee, at least two Business Days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 3.03 (unless a shorter notice shall be agreed to by the Trustee) but not more than 60 days before a redemption date, an Officer’s Certificate setting forth (1) the paragraph or subparagraph of such Note or Section of this Indenture pursuant to which the redemption shall occur, (2) the redemption date, (3) the principal amount of the Notes of such series to be redeemed and (4) the redemption price, if then ascertainable.

Section 3.02	Selection of Notes to Be Redeemed or Purchased.

(a)    If less than all of the Notes of any series are to be redeemed pursuant to Section 3.07 or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (2) if the Notes are not so listed, on a pro rata basis, in accordance with the applicable procedures of the Depositary or by such other method as the Trustee in its sole discretion deems to be fair and appropriate. In the event of partial redemption or purchase by lot, the particular Notes of such series to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 15 nor more than 60 days prior to the redemption date by the Trustee from the then outstanding Notes not previously called for redemption or purchase.

(b)    The Trustee shall promptly notify the Partnership in writing of the Notes of any series selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes of such series selected shall be in amounts of $1,000 or integral multiples of $1,000; provided that no Notes of $2,000 in principal amount or less shall be redeemed in part. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes of any series called for redemption or purchase also apply to portions of such Notes called for redemption or purchase.

(c)    After the redemption date or purchase date, upon surrender of a Note to be redeemed or purchased in part only, a new Note or Notes in principal amount equal to the unredeemed or unpurchased portion of the original Note, representing the same Debt to the extent not redeemed or not purchased, shall be issued in the name of the Holder of the Notes upon cancellation of the original Note (or appropriate book entries shall be made to reflect such partial redemption).

Section 3.03	Notice of Redemption.

(a)    The Partnership shall mail or deliver by electronic transmission in accordance with the applicable procedures of the Depositary, or cause to be mailed (or delivered by electronic transmission in accordance with the applicable procedures of the Depositary) notices of redemption of Notes of any series not less than 15 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed pursuant to this Article at such Holder’s registered address or otherwise in accordance with the applicable procedures of the Depositary, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 11. Notices of redemption may not be conditional.

(b)    The notice shall identify the Notes of any series to be redeemed (including CUSIP and ISIN number, if applicable) and shall state:

(1)    the redemption date;

(2)    the redemption price, including the portion thereof representing any accrued and unpaid interest; provided that in connection with a redemption under Section 3.07(a), the notice need not set forth the redemption price but only the manner of calculation thereof;

(3)    if any Note is to be redeemed in part only, the portion of the principal amount of such Note that is to be redeemed;

(4)    the name and address of the Paying Agent;

(5)    that Notes of any series called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)    that, unless the Partnership defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes of any series called for redemption ceases to accrue on and after the redemption date;

(7)    the paragraph or subparagraph of the Notes or Section of this Indenture pursuant to which the Notes of any series called for redemption are being redeemed; and

(8)    that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes of any series.

(c)    At the Partnership’s request, the Trustee shall give the notice of redemption in the Partnership’s name and at the Partnership’s expense; provided that the Partnership shall have delivered to the Trustee, at least two Business Days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(b).

Section 3.04	Effect of Notice of Redemption.

Once notice of redemption is mailed or delivered by electronic transmission in accordance with Section 3.03, Notes of any series called for redemption become irrevocably due and payable on the redemption date at the redemption price. The notice, if mailed or delivered by electronic transmission in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05, on and after the redemption date, interest ceases to accrue on Notes of any series or portions of Notes called for redemption.

Section 3.05	Deposit of Redemption or Purchase Price.

(a)    No later than 11:00 a.m. (New York City time) on the redemption or purchase date (or such later time as such date to which the Trustee may reasonably agree), the Partnership shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes of any series to be redeemed or purchased on that date. If a Note of such series is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date in respect of such Note will be paid on such redemption or purchase date to the Person in whose name such Note is registered at the close of business on such Record Date. The Paying Agent shall promptly mail to each Holder whose Notes of such series are to be redeemed or repurchased the applicable redemption or purchase price thereof and accrued and unpaid interest thereon. The Trustee or the Paying Agent shall promptly return to the Partnership any money deposited with the Trustee or the Paying Agent by the Partnership in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest on, all Notes of such series to be redeemed or purchased.

(b)    If the Partnership complies with the provisions of Section 3.05(a), on and after the redemption or purchase date, interest shall cease to accrue on the Notes of any series or the portions of Notes called for redemption or purchase. If a Note of such series is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date in respect of such Note will be paid on such redemption or purchase date to the Person in whose name such Note is registered at the close of business on such Record Date. If any Note of any series called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Partnership to comply with Section 3.05(a), interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and, to the extent lawful, on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06	Notes Redeemed or Purchased in Part.

Upon surrender of a Note of any series that is redeemed or purchased in part, the Partnership shall issue and, upon receipt of an Authentication Order, the Trustee shall promptly authenticate and mail to the Holder (or cause to be transferred by book entry) at the expense of the Partnership a new Note of such series equal in principal amount to the unredeemed or unpurchased portion of the Note of such series surrendered representing the same Debt to the extent not redeemed or purchased; provided that each new Note of such series shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

Section 3.07	Optional Redemption.

(a)    The Notes of any series are subject to redemption, in whole or in part at any time before the applicable Par Call Date, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes of such series to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on such Notes that would have been due if such Notes matured on the applicable Par Call Date (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points in the case of the 2025 Notes, and the Treasury Rate plus 50 basis points in the case of the 2027 Notes, plus, in each case, accrued and unpaid interest, if any, on the principal amount being redeemed to, but excluding, such redemption date. On or after the applicable Par Call Date, the Partnership may redeem the Notes of the relevant series, in whole or in part, at a price equal to 100% of the principal amount of such Notes to be redeemed plus accrued and unpaid interest on such Notes to be redeemed to, but excluding, the date of redemption.

(b)    Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

Section 3.08	Mandatory Redemption.

The Partnership will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE 4

COVENANTS

Section 4.01	Payment of Notes.

(a)    The Partnership will pay, or cause to be paid, the principal, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Partnership or a Subsidiary, holds as of 11:00 a.m. (New York City) time, on the due date money deposited by the Partnership in immediately available funds and designated for and sufficient to pay the principal, premium, if any, and interest then due.

(b)    The Partnership shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02	Maintenance of Office or Agency.

The Partnership shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Partnership and the Subsidiary Guarantors in respect of the Notes and this Indenture may be served. The Partnership shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Partnership shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Partnership may also from time to time designate additional offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Partnership shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Partnership hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Partnership in accordance with Section 2.03.

Section 4.03	Taxes.

The Partnership shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies except (a) such as are being contested in good faith and by appropriate negotiations or proceedings or (b) where the failure to effect such payment would not have a material adverse effect (1) upon the financial condition, business or results of operations of the Partnership and its Subsidiaries taken as a whole and (2) on the ability of the Partnership and any Subsidiary Guarantors to perform their respective obligations under the Notes or this Indenture.

Section 4.04	Stay, Extension and Usury Laws.

The Partnership and each Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Partnership and each Subsidiary Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenant that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.05	Existence.

Subject to Article 5, the Partnership shall do or cause to be done all things necessary to preserve and keep in full force and effect (1) its limited partnership existence and the corporate, partnership, limited liability company or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Partnership or any such Subsidiary and (2) the rights (charter and statutory), licenses and franchises of the Partnership and its Subsidiaries; provided that the Partnership shall not be required to preserve any such right, license or franchise, or the corporate, partnership, limited liability company or other existence of any of its Subsidiaries, if the Partnership in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Partnership and its Subsidiaries, taken as a whole.

Section 4.06	Reports and Other Information.

(a)    For so long as the Partnership is subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Partnership shall furnish to the Trustee, within 15 days after the Partnership files the same with the SEC, copies of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Partnership is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

(b)    If the Partnership is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, then the Partnership may satisfy its obligations under this Section 4.06 with respect to the information that would be required in Section 4.06(a) above by posting such information on a publicly available website maintained by the Partnership or, so long as the Partnership is a consolidated Subsidiary (direct or indirect) of Equitrans Midstream Corporation (or any other direct or indirect parent company) for financial reporting purposes, by furnishing the corresponding reports of Equitrans Midstream Corporation (or such other parent company) within the time periods specified in the SEC’s rules and regulations for filing such corresponding reports; provided that the financial statements and other information of Equitrans Midstream Corporation (or such other parent company) contained in such reports satisfy the requirements of Section 4.06(c) below.

(c)    If the Partnership elects to satisfy its obligations under this Section 4.06 by furnishing the corresponding reports of Equitrans Midstream Corporation (or such other parent company), and such financial information reflects material assets or operations of Subsidiaries of Equitrans Midstream Corporation (or such other parent company) other than the assets or operations of the Partnership and its direct or indirect Subsidiaries, then the quarterly and annual financial information required by Section 4.06(a) and Section 4.06(b) above shall include an additional summary presentation, either on the face of the financial statements, in the footnotes thereto, or in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Partnership separate from the financial condition and results of operations of Equitrans Midstream Corporation (or such other parent company). The requirement to provide additional summary financial information required by this Section 4.06(c) shall be deemed satisfied if such information is posted on a website in the manner described in Section 4.06(b) above.

(d)    In addition, for so long as any Notes remain outstanding, if the Partnership is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Partnership shall furnish to all Holders and prospective purchasers of the Notes designated by the Holders of Notes, promptly upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) promulgated under the Securities Act. The availability of the foregoing information or reports on the SEC’s website will be deemed to satisfy the foregoing delivery requirements.

(e)    Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Partnership’s compliance with any if its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 4.07	Compliance Certificate.

(a)    The Partnership shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Partnership, a statement signed by the principal executive officer, principal financial officer or principal accounting officer of the General Partner, which need not constitute an Officer’s Certificate, stating that in the course of performance by the signing officer of his duties as such officer of the General Partner, he would normally obtain knowledge of the keeping, observing, performing and fulfilling by the Partnership and any Subsidiary Guarantor of its obligations under this Indenture, and further stating that to the best of his knowledge each of the Partnership and any Subsidiary Guarantor has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such officer may have knowledge and what action the Partnership and any Subsidiary Guarantor is taking or proposes to take with respect thereto).

(b)    The Partnership shall, so long as Notes of any series are outstanding, deliver to the Trustee, as soon as practicable, but in no event more than 30 days, after any Officer of the General Partner becoming aware of any Default or Event of Default under this Indenture, a statement specifying such Default or Event of Default and what action the Partnership and any Subsidiary Guarantor is taking or proposes to take with respect thereto. The Trustee does not have notice of default unless a Responsible Officer for administration of trust has actual written notice.

Section 4.08	Limitation on Liens.

The Partnership shall not, and shall not permit any of its Principal Subsidiaries to, create, or permit to be created or to exist, any Lien upon any Principal Property of the Partnership or any of its

Principal Subsidiaries, or upon any equity interests of any Principal Subsidiary, whether such Principal Property is, or equity interests are, owned on or acquired after the Issue Date, to secure any Debt, unless the Notes of each applicable series then outstanding are equally and ratably secured by such Lien for so long as any such Debt is so secured, other than:

(1)    purchase money mortgages, or other purchase money Liens of any kind upon property acquired by the Partnership or any Principal Subsidiary after the Issue Date, or Liens of any kind existing on any property or any equity interests at the time of the acquisition thereof (including Liens that exist on any property or any equity interests of a Person that is consolidated with or merged with or into the Partnership or any Principal Subsidiary or that transfers or leases all or substantially all of its properties or assets to the Partnership or any Principal Subsidiary), or conditional sales agreements or other title retention agreements and leases in the nature of title retention agreements with respect to any property acquired after the Issue Date, so long as no such Lien shall extend to or cover any other property of the Partnership or such Principal Subsidiary;

(2)    Liens upon any property of the Partnership or any Principal Subsidiary or any equity interests of any Principal Subsidiary existing as of the Issue Date or upon the property or any equity interests of any Person, which Liens existed at the time such Person became a Subsidiary of the Partnership;

(3)    Liens for taxes or assessments or other governmental charges or levies relating to amounts that are not yet delinquent or are being contested in good faith;

(4)    pledges or deposits to secure: (a) any other governmental charges or levies; (b) obligations under workers’ compensation laws, unemployment insurance and other social security legislation; (c) performance in connection with bids, tenders, contracts (other than contracts for the payment of money) or leases to which the Partnership or any Principal Subsidiary is a party; (d) public or statutory obligations of the Partnership or any Principal Subsidiary; and (e) surety, stay, appeal, indemnity, customs, performance or return-of-money bonds or pledges or deposits in lieu thereof;

(5)    statutory or governmental Liens or Liens arising by operation of law, or builders’, materialmen’s, mechanics’, carriers’, warehousemen’s, workers’, repairmen’s, operators’, landlords’ or other similar Liens in the ordinary course of business;

(6)    Liens created by or resulting from any litigation or proceeding that at the time is being contested in good faith by appropriate proceedings, including Liens relating to judgments thereunder as to which the Partnership or any Principal Subsidiary has not exhausted its appellate rights;

(7)    Liens on deposits required by any Person with whom the Partnership or any Principal Subsidiary enters into forward contracts, futures contracts, Swap Contracts or other commodities contracts in the ordinary course of business and in accordance with established risk management policies;

(8)    Liens in connection with leases (other than finance leases as defined in accordance with ASC 842-40-55 of Accounting Standards Codification 842, Leases) made, or existing on property acquired, in the ordinary course of business; and Liens, if any, in connection with leases for the operation of pipelines, gathering systems, terminals, plants and facilities and the performance of related services;

(9)    easements (including, without limitation, reciprocal easement agreements and utility agreements), zoning restrictions, rights-of-way, covenants, consents, reservations, encroachments, variations and other restrictions on the use of property or minor irregularities in title thereto, charges or encumbrances (whether or not recorded) affecting the use of real property and which are incidental to, and do not materially impair the use of such property in the operation of the business of the Partnership and its Subsidiaries, taken as a whole, or the value of such property for the purpose of such business;

(10)    Liens in favor of the United States of America, any State, any foreign country or any department, agency or instrumentality or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Liens, including, without limitation, Liens to secure Debt of the pollution control, industrial development or similar revenue bond type;

(11)    Liens of any kind upon any property acquired, constructed, developed or improved by the Partnership or any Principal Subsidiary (whether alone or in association with others) after the Issue Date that are created prior to, at the time of, or within 12 months after such acquisition (or in the case of property constructed, developed or improved, after the completion of such construction, development or improvement and commencement of full commercial operation of such property, whichever is later) to secure or provide for the payment of any part of the purchase price or cost thereof; provided that in the case of such construction, development or improvement the Liens shall not apply to any property theretofore owned by the Partnership or any Principal Subsidiary other than theretofore unimproved real property;

(12)    Liens upon any additions, improvements, replacements, repairs, fixtures, appurtenances or component parts thereof attaching to or required to be attached to property or assets pursuant to the terms of any mortgage, pledge agreement, security agreement or other similar instrument, creating a Lien upon such property or assets permitted by Section 4.08(1) through Section 4.08(11) above;

(13)    Liens in favor of the Partnership, one or more Principal Subsidiaries, one or more wholly-owned Subsidiaries of the Partnership or any of the foregoing in combination;

(14)    the replacement, extension or renewal (or successive replacements, extensions or renewals), as a whole or in part, of any Lien, or of any agreement, referred to in the clauses above, or the replacement, extension or renewal of the Debt secured thereby (not exceeding the principal amount of Debt secured thereby, other than to provide for the payment of any underwriting or other fees related to any such replacement, extension or renewal, as well as any premiums owed on and accrued and unpaid interest payable in connection with any such replacement, extension or renewal); provided that such replacement, extension or renewal is limited to all or a part of the same property that secured the Lien replaced, extended or renewed (plus improvements thereon or additions or accessions thereto);

(15)    Liens resulting from the deposit of moneys or evidence of indebtedness in trust for the purpose of defeasing any Debt of the Partnership or any Principal Subsidiary, or Liens on any amounts held by a trustee under any indenture issued in escrow pursuant to customary escrow arrangements pending the release thereof; or

(16)    any Lien not excepted by the foregoing Section 4.08(1) through Section 4.08(15); provided that immediately after the creation or assumption of such Lien the aggregate principal amount of Debt of the Partnership or any Principal Subsidiary secured by all Liens created or assumed under the provisions of this Section 4.08(16), together with all net sale proceeds from any Sale-Leaseback Transactions, subject to certain exceptions, shall not exceed an amount equal to 15% of the Consolidated Net Tangible Assets for the fiscal quarter that was most recently completed prior to the creation or assumption of such Lien.

Notwithstanding the foregoing, for purposes of making the calculation set forth in Section 4.08(16), with respect to any such secured Debt of a non-wholly-owned Principal Subsidiary of the Partnership with no recourse to the Partnership or any wholly-owned Principal Subsidiary thereof, only that portion of the aggregate principal amount of such secured Debt reflecting the Partnership’s pro rata ownership interest in such non-wholly-owned Principal Subsidiary shall be included in calculating compliance with this Section 4.08.

Section 4.09	Limitation on Sale-Leaseback Transactions. The Partnership shall not, and shall not permit any of its Principal Subsidiaries to, engage in a Sale-Leaseback Transaction, unless:

(1)    the Sale-Leaseback Transaction occurs within one year from the date of acquisition of the relevant Principal Property or the date of the completion of construction, development or substantial repair or improvement, or commencement of full operations on such Principal Property, whichever is later, and the Partnership has elected to designate, as a credit against (but not exceeding) the purchase price or cost of construction, development, repair or improvement of such Principal Property, an amount equal to all or a portion of the net sale proceeds from such Sale-Leaseback Transaction (with any such amount not being so designated to be applied as set forth in Section 4.09(3) below);

(2)    the Partnership or such Principal Subsidiary would be entitled to incur Debt secured by a Lien on the Principal Property subject to the Sale-Leaseback Transaction in a principal amount equal to or exceeding the net sale proceeds from such Sale-Leaseback Transaction without equally and ratably securing the Notes; or

(3)    the Partnership or such Principal Subsidiary, within a 270-day period after such Sale-Leaseback Transaction, applies or causes to be applied an amount not less than the net sale proceeds from such Sale-Leaseback Transaction to (a) the prepayment, repayment, redemption or retirement of any unsubordinated Debt of the Partnership or any of its Subsidiaries or (b) the investment in another Principal Property.

Section 4.10	Future Subsidiary Guarantors.

(a)    The Notes of each series initially shall not be entitled to the benefits of any Notes Guarantee of any Subsidiary Guarantor contemplated by Article 10 of this Indenture.

(b)     If any Subsidiary of the Partnership that is not then a Subsidiary Guarantor provides a guarantee under the Credit Agreement, then the Partnership shall cause such Subsidiary to promptly execute and deliver to the Trustee a supplemental indenture in accordance with Article 10 to evidence its Note Guarantee and such Subsidiary shall be named as a Subsidiary Guarantor with respect to the Notes of each series.

(c)    Each Note Guarantee shall be released in accordance with the provisions of Section 10.06.

Section 4.11	Offer to Repurchase Upon Change of Control.

(a)    If a Change of Control Triggering Event occurs, unless the Partnership has previously or concurrently exercised its right to redeem all of the Notes pursuant to Sections 3.03 and 3.07, the Partnership will make an offer (a “Change of Control Offer”), and each Holder of Notes will have the right to require the Partnership to, repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of such Holder’s Notes. In the Change of Control Offer, the Partnership will offer a cash payment (a “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased, to, but excluding, the date of settlement (the “Change of Control Settlement Date”), subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Change of Control Settlement Date. Within 30 days following any Change of Control Triggering Event, unless the Partnership has previously or concurrently exercised its right to redeem all of the Notes pursuant to Sections 3.03 and 3.07, the Partnership will mail a notice to each Holder of Notes and the Trustee describing the transaction or transactions and identification of the ratings decline that together constitute the Change of Control Triggering Event and providing the below information:

(1)    that a Change of Control Offer is being made pursuant to this Section 4.11, the expiration time for such Change of Control Offer (which shall be no earlier than 15 days nor later than 60 days from the date such notice is mailed or otherwise delivered in accordance with the applicable procedures of the Depositary) and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for repurchase by the Partnership at a purchase price in cash equal to 101% of the aggregate principal amount of such Notes plus accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the Change of Control Settlement Date (subject to the right of Holders of record on the applicable Record Date to receive interest due on the Change of Control Settlement Date) pursuant to Section 4.11(d) below;

(2)    the purchase date (which shall be no later than five Business Days after the date such Change of Control Offer expires);

(3)    that Notes must be tendered in integral multiples of $1,000, and any Note not properly tendered will remain outstanding and continue to accrue interest (subject to clause (7) below);

(4)    that, unless the Partnership defaults in the payment of the Change of Control Payment, any Note accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Settlement Date;

(5)    that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” attached to such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Settlement Date;

(6)    that Holders shall be entitled to withdraw their tendered Notes and their election to require the Partnership to purchase such Notes; provided that the Paying Agent receives at the address specified in the notice, not later than the expiration time of such Change of Control Offer, an electronic transmission, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7)    that, if a Holder is tendering less than all of its Notes, such Holder will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (the unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof); and

(8)    the other procedures, as determined by the Partnership, consistent with this Section 4.11 that a Holder must follow.

The notice, if mailed or otherwise delivered in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (A) the notice is mailed or otherwise delivered in a manner herein provided and (B) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect.

(b)    Promptly following the expiration of the Change of Control Offer, the Partnership will, to the extent lawful, accept for payment all Notes or portions of Notes properly tendered and not withdrawn pursuant to the Change of Control Offer. Promptly thereafter on or before the Change of Control Settlement Date, the Partnership will:

(1)    deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(2)    deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased by the Partnership.

(c)    On the Change of Control Settlement Date, the Paying Agent will mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes (or, if all the Notes are then in global form, make such payment through the facilities of the Depository), and the Trustee will authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unrepurchased portion of the Notes surrendered, if any; provided, however, that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000. The Partnership will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Settlement Date.

(d)    If the Change of Control Settlement Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest to the Change of Control Settlement Date will be paid on the Change of Control Settlement Date to the Person in whose name a Note is registered at the close of business on such Record Date.

(e)    Prior to making a Change of Control Payment, and as a condition to such payment, (1) the requisite lenders or holders of Debt incurred or issued under a credit facility, an indenture or other agreement that may be violated by such payment shall have consented to such Change of Control Payment being made and waived the event of default, if any, caused by the Change of Control Payment or (2) the Partnership will repay all outstanding Debt incurred or issued under a credit facility, an indenture or other agreement that may be violated by a Change of Control Payment or the Partnership will offer to repay all such Debt, make payment to the lenders or holders of such Debt that accept such offer and obtain waivers of any event of default arising under the relevant credit facility, indenture or other agreement from the remaining lenders or holders of such Debt. The Partnership covenants to effect such repayment or obtain such consent prior to making a Change of Control Payment, it being a default of the Change of Control provisions of this Indenture if the Partnership fails to comply with such covenant.

(f)    The Partnership will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Section 4.11 applicable to a Change of Control Offer made by the Partnership and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (2) in connection with, or in contemplation of any publicly announced Change of Control, the Partnership has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control

Payment and have purchased all Notes properly tendered in accordance with the terms of such Alternate Offer. Notwithstanding anything to the contrary contained in this Indenture, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, and conditioned upon the consummation of such Change of Control Triggering Event if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

(g)    In the event that upon consummation of a Change of Control Offer or Alternate Offer less than 10% in aggregate principal amount of the Notes (including Additional Notes, if any) that were originally issued are held by Holders other than the Partnership or its Affiliates, the Partnership will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer or Alternate Offer described in this Section 4.11, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment or Alternate Offer price, as applicable, plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest on the Notes that remain outstanding, to, but excluding, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date).

(h)    The Partnership will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of this Indenture, the Partnership will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Triggering Event provisions of this Indenture by virtue of such compliance.

(i)    Other than as specifically provided in this Section 4.11, any purchase pursuant to this Section 4.11 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06.

ARTICLE 5

SUCCESSORS

Section 5.01	Merger, Consolidation or Sale of All or Substantially All Assets.

Neither the Partnership nor any Subsidiary Guarantor shall consolidate with or merge into any Person, or sell, lease, convey, assign, transfer or otherwise dispose of, in any transaction or series of related transactions, all or substantially all of its assets to any Person (other than a consolidation or merger of the Partnership and one or more Subsidiary Guarantors or of two or more Subsidiary Guarantors, or a sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the assets of the Partnership to one or more Subsidiary Guarantors or of a Subsidiary Guarantor to the Partnership or one or more other Subsidiary Guarantors), unless:

(1)    either (a) the Partnership or such Subsidiary Guarantor, as the case may be, shall be the continuing Person or (b) the Person (if other than the Partnership or such Subsidiary Guarantor) formed by such consolidation or into which the Partnership or such Subsidiary Guarantor is merged, or to which such sale, lease, conveyance, assignment, transfer or other disposition shall be made (collectively, the “Successor”), is organized under the laws of the United States of America, any political subdivision thereof or any State thereof or the District of Columbia, and expressly assumes by supplemental indenture, in the case of the Partnership, the due and punctual payment of the principal of, premium (if any) and interest on all the Notes of each series and the performance of the Partnership’s covenants and obligations under this Indenture and such Notes, or, in the case of such Subsidiary Guarantor, the performance of the Note Guarantee and such Subsidiary Guarantor’s covenants and obligations under this Indenture and the Notes of any series; and

(2)    immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing or would result therefrom.

Section 5.02	Successor Entity Substituted.

Upon any consolidation or merger of the Partnership or a Subsidiary Guarantor, as the case may be, or any sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the assets of the Partnership or such Subsidiary Guarantor in accordance with Section 5.01, the Successor formed by such consolidation or into which the Partnership or such Subsidiary Guarantor is merged or to which such sale, lease, conveyance, assignment, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of the Partnership or such Subsidiary Guarantor, as the case may be, under this Indenture and the Notes of each series with the same effect as if such Successor had been named as the Partnership or such Subsidiary Guarantor, as the case may be, herein and the predecessor Partnership or Subsidiary Guarantor, in the case of a sale, conveyance, assignment, transfer or other disposition (except a lease), shall be released from all obligations under this Indenture, the Notes of each series and, in the case of a Subsidiary Guarantor, its Note Guarantee.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01	Events of Default.

(a)    Each of the following is an “Event of Default” with respect to the Notes of each series:

(1)    default in the payment of interest on such Notes when due that continues for 30 days;

(2)    default in the payment of principal of or premium, if any, on any such Notes when due, whether at its Stated Maturity, upon redemption or otherwise;

(3)    failure by the Partnership or any Subsidiary Guarantor to comply for 90 days with the other agreements with respect to such Notes contained in this Indenture after written notice by the Trustee or by the Holders of at least 25% in principal amount of the outstanding Notes of such series;

(4)    (i) the Partnership, or if the series of Notes is entitled to the benefits of a Note Guarantee by a Subsidiary Guarantor that is a Significant Subsidiary, any such Subsidiary Guarantor, pursuant to or within the meaning of any Bankruptcy Law:

(A)    commences a voluntary case;

(B)    consents to the entry of an order for relief against it in an involuntary case;

(C)    consents to the appointment of a Bankruptcy Custodian of it or for all or substantially all of its property; or

(D)    makes a general assignment for the benefit of its creditors; or

(ii)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that remains unstayed and in effect for 90 days and that:

(A)    is for relief against the Partnership, or if the series of Notes is entitled to the benefits of a Note Guarantee by a Subsidiary Guarantor that is a Significant Subsidiary, any such Subsidiary Guarantor as debtor in an involuntary case;

(B)    appoints a Bankruptcy Custodian of the Partnership or any such Subsidiary Guarantor or a Bankruptcy Custodian for all or substantially all of the property of the Partnership or any such Subsidiary Guarantor; or

(C)    orders the liquidation of the Partnership or any such Subsidiary Guarantor;

(5)    if a series of Notes is Guaranteed by a Subsidiary Guarantor that is a Significant Subsidiary, (a) the Note Guarantee of such Subsidiary Guarantor ceases to be in full force and effect, except as otherwise provided in this Indenture; (b) the Note Guarantee of such Subsidiary Guarantor is declared null and void in a judicial proceeding; or (c) such Subsidiary Guarantor denies or disaffirms its Obligations under this Indenture or its Note Guarantee.

The term “Bankruptcy Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

However, a Default under Section 6.01(a)(3) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes of such series notify the Partnership of the Default and the Partnership does not cure such Default within the time specified in Section 6.01(a)(3) after receipt of such notice.

Section 6.02	Acceleration.

(a)    If an Event of Default (other than an Event of Default described in Section 6.01(a)(4)) occurs and is continuing, the Trustee by written notice to the Partnership, specifying the Event of Default, or the Holders of at least 25% in principal amount of the then outstanding Notes of any series by notice to the Partnership and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal, premium, if any, and accrued and unpaid interest, if any, on all the Notes of such series to be due and payable. Upon such declaration, such principal, premium, if any, and accrued and unpaid interest, if any, will be due and payable.

The Trustee shall have no obligation to accelerate the Notes of any series if and so long as a committee of its Responsible Officers, in good faith, determines acceleration is not in the best interest of the Holders.

(b)    In case an Event of Default described in Section 6.01(a)(4) occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes if each series will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

(c)    The Holders of a majority in principal amount of the outstanding Notes of each series may waive all past Events of Default (except with respect to nonpayment of principal, premium or interest) and rescind any acceleration with respect to the Notes of such series and its consequences if (1) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes of such series that have become due solely by such declaration of acceleration, have been cured or waived.

Section 6.03	Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes of any series or to enforce the performance of any provision of the Notes of such series or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes of any series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note of a series in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04	Waiver of Past Defaults.

The Holders of a majority in principal amount of the outstanding Notes of each series by written notice to the Trustee may on behalf of all Holders waive any past or existing Default and its consequences hereunder, except:

(1)    a continuing Default in the payment of the principal, premium, if any, or interest on any Note of such series held by a non-consenting Holder (including in connection with a Change of Control Offer); and

(2)    a Default with respect to a provision that under Section 9.02 cannot be amended without the consent of each Holder affected,

provided that, subject to Section 6.02, the Holders of a majority in principal amount of the then outstanding Notes of such series may rescind an acceleration and its consequences, including any related payment Default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05	Control by Majority.

The Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law, this Indenture, the Notes or any Note Guarantee, or that the Trustee determines in good faith is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.

Section 6.06	Limitation on Suits.

Subject to Section 6.07, no Holder may pursue any remedy with respect to this Indenture or the Notes of any series unless:

(1)    the Holder gives the Trustee written notice of a continuing Event of Default for such Notes;

(2)    the Holders of at least 25% in principal amount of the outstanding Notes of such series make a written request to the Trustee to pursue the remedy;

(3)    the Holders offer to the Trustee security or indemnity satisfactory to the Trustee;

(4)    the Trustee fails to act for a period of 60 days after receipt of the request and offer of security or indemnity; and

(5)    during that 60-day period, the Holders of a majority in principal amount of such Notes do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07	Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on its Note of any series, on or after the respective due dates expressed or provided for in such Note (including in connection with a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08	Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or Section 6.01(a)(2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Partnership and any other obligor on the Notes of each series for the whole amount of principal, premium, if any, and interest remaining unpaid on such Notes, together with interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

Section 6.09	Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Partnership, the Subsidiary Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10	Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy are, to the extent permitted by law, cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11	Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12	Trustee May File Proofs of Claim.

The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Partnership (or any other obligor upon the Notes, including the Subsidiary Guarantors), its creditors or its property and is entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims. Any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.06. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13	Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money in the following order:

(1)    to the Trustee and its agents and attorneys for amounts due under Section 7.06, including payment of all reasonable compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

(3)    to Holders for amounts due and unpaid on the Notes of each series for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and

(4)    to the Partnership or to such party as a court of competent jurisdiction shall direct, applicable.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.13. Promptly after any record date is set pursuant to this Section 6.13, the Trustee shall cause notice of such record date and payment date to be given to the Partnership and to each Holder in the manner set forth in Section 12.01.

Section 6.14	Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes of any series.

ARTICLE 7

TRUSTEE

Section 7.01	Duties of Trustee.

(a)    If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in such exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)    Except during the continuance of an Event of Default with respect to the Notes of any series:

(1)    the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine such certificates and opinions to determine whether, on their face, they appear to conform to the requirements of this Indenture but need not confirm or investigate the accuracy of any such opinions and certificates.

(c)    The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)    this paragraph does not limit the effect of Section 7.01(b);

(2)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(3)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)    Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

(e)    No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

(f)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Partnership. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. All money received by the Trustee shall, until applied as herein provided, be held in trust for the payment of the principal of, premium (if any) and interest on the Notes of each series.

Section 7.02	Rights of Trustee.

(a)     The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)    Before the Trustee acts or refrains from acting, it may require instruction, an Officer’s Certificate or an Opinion of Counsel or both to be provided. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such instruction, Officer’s Certificate or Opinion of Counsel. The Trustee may consult at the Partnership’s expense with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)    The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)    The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers conferred upon it by this Indenture.

(e)    Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Partnership or a Subsidiary Guarantor shall be sufficient if signed by an Officer of the General Partner or such Subsidiary Guarantor.

(f)    The Trustee shall not be obligated to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document.

(g)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(h)    The Trustee may request that the Partnership deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(i)    In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 7.03	May Hold Securities.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Partnership or its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights and duties. However, the Trustee is subject to Section 7.09.

Section 7.04	Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Partnership’s use of the proceeds from the Notes or any money paid to the Partnership or upon the Partnership’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Notes other than its certificate of authentication on the Notes.

Section 7.05	Notice of Defaults.

If a Default or Event of Default with respect to the Notes of any series occurs and is continuing and it is known to the Trustee, the Trustee shall transmit to Holders of Notes of such series a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium (if any) and interest on the Notes of such series, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders of Notes of such series.

Section 7.06	Compensation and Indemnity.

(a)    The Partnership agrees to pay to the Trustee for its acceptance of this Indenture and services hereunder such compensation as the Partnership and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Partnership agrees to reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)    The Partnership hereby agrees to indemnify the Trustee and any predecessor Trustee against any and all loss, liability, damage, claim or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth in the next following paragraph. The Trustee shall notify the Partnership promptly of any claim of which a Responsible Officer has received written notice and for which it may seek indemnity. The Partnership shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Partnership shall pay the reasonable fees and expenses of such counsel. The Partnership need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

(c)    The Partnership shall not be obligated to reimburse any expense or indemnify against any loss or liability incurred by the Trustee as determined to have been caused by the Trustee’s own negligence, willful misconduct or bad faith.

(d)    To secure the payment obligations of the Partnership in this Section 7.06, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except for money or property held in trust to pay principal of, premium (if any) and interest on Notes of any series. Such Lien and the Partnership’s obligations under this Section 7.06 shall survive the satisfaction and discharge of this Indenture.

(e)    When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(4) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.07	Replacement of Trustee.

(a)    A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07. The Trustee may resign and be discharged at any time with respect to the Notes of one or more series by so notifying the Partnership. The Holders of a majority in aggregate principal amount of the then outstanding Notes of any series may remove the Trustee with respect to the Notes of such series by so notifying the Trustee and the Partnership in writing. The Partnership may remove the Trustee if:

(1)    the Trustee fails to comply with Section 7.09;

(2)    the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)    a Bankruptcy Custodian or public officer takes charge of the Trustee or its property; or

(4)    the Trustee otherwise becomes incapable of acting.

(b)    If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, with respect to the Notes of one or more series, the Partnership shall promptly appoint a successor Trustee or Trustees with respect to the Notes of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Notes of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Notes of any particular series). Within one year after the successor Trustee with respect to the Notes of any series takes office, the Holders of a majority in aggregate principal amount of the Notes of such series then outstanding may appoint a successor Trustee to replace the successor Trustee appointed by the Partnership.

(c)    If a successor Trustee with respect to the Notes of any series does not take office within 30 days after the retiring or removed Trustee resigns or is removed, the retiring or removed Trustee (at the expense of the Partnership), the Partnership or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes of such series may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes of such series.

(d)    If the Trustee with respect to the Notes of a series fails to comply with Section 7.09, any Holder of Notes of such series may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to the Notes of such series.

(e)    In case of the appointment of a successor Trustee with respect to all Notes, each such successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Partnership. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the retiring Trustee under this Indenture. The successor Trustee shall transmit a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, upon payment of its charges hereunder and subject to the Lien provided for in Section 7.06.

(f)    In case of the appointment of a successor Trustee with respect to the Notes of one or more (but not all) series, the Partnership, the retiring Trustee and each successor Trustee with respect to the Notes of one or more (but not all) series shall execute and deliver a supplemental indenture in which each successor Trustee shall accept such appointment and that (1) shall confer to each successor Trustee all the rights, powers and duties of the retiring Trustee with respect to the Notes of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Notes, shall confirm that all the rights, powers and duties of the retiring Trustee with respect to the Notes of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee. Nothing herein or in such supplemental indenture shall constitute such Trustees as co-trustees of the same trust, and each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee. Upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee shall have all the rights, powers and duties of the retiring Trustee with respect to the Notes of that or those series to which the appointment of such successor Trustee relates. On request of the Partnership or any successor Trustee, such retiring Trustee shall transfer to such successor Trustee all property held by such retiring Trustee as Trustee with respect to the Notes of that or those series to which the appointment of such successor Trustee relates. Such retiring Trustee shall, however, have the right to deduct its unpaid fees and expenses, including attorneys’ fees.

(g)    Notwithstanding replacement of the Trustee or Trustees pursuant to this Section 7.07, the obligations of the Partnership under Section 7.06 shall continue for the benefit of the retiring Trustee or Trustees.

(h)    As used in this Section 7.07, the term “Trustee” shall also include each Agent.

Section 7.08	Successor Trustee by Merger, etc.

Subject to Section 7.09, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided, however, that in the case of a transfer of all or substantially all of its corporate trust business to another corporation, the transferee corporation expressly assumes all of the Trustee’s liabilities hereunder.

In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.09	Eligibility; Disqualification.

There shall at all times be a Trustee hereunder which shall be a corporation or banking association organized and doing business under the laws of the United States, any State thereof or the District of Columbia and authorized under such laws to exercise corporate trust power, shall be subject to supervision or examination by federal or state (or the District of Columbia) authority and shall have, or be a subsidiary of a bank or bank holding company having, a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01	Option to Effect Legal Defeasance or Covenant Defeasance.

The Partnership may, at its option and at any time, elect to have either Section 8.02 or Section 8.03 applied to all outstanding Notes of a series upon compliance with the conditions set forth below in this Article 8.

Section 8.02	Legal Defeasance and Discharge.

(a)    Upon the Partnership’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Partnership and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to the Indenture, all outstanding Notes of each series and Note Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Partnership shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes of such series, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (1) through (4) below, and to have satisfied all of its other obligations under such Notes and this Indenture, including that of the Subsidiary Guarantors (and the Trustee, on demand of and at the expense of the Partnership, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(1)    the rights of Holders to receive payments in respect of the principal, premium, if any, and interest on the Notes of each series when such payments are due, solely out of the trust created pursuant to this Indenture referred to in Section 8.04;

(2)    the Partnership’s obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for Note payments held in trust;

(3)    the rights, powers, trusts, duties and immunities of the Trustee, and the Partnership’s obligations in connection therewith; and

(4)    this Section 8.02.

(b)    Following the Partnership’s exercise of its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default.

(c)    Subject to compliance with this Article 8, the Partnership may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03	Covenant Defeasance.

Upon the Partnership’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Partnership and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 4.06, 4.07, 4.08, 4.09, 4.10, 4.11 and 5.01 with respect to the outstanding Notes and the Subsidiary Guarantors shall be deemed to have been discharged from their obligations with respect to all Note Guarantees, on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to this Indenture and the outstanding Notes, the Partnership may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Partnership’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, an Event of Default specified in Section 6.01(a)(3) (only with respect to covenants that are released as a result of such Covenant Defeasance), Section 6.01(a)(4) (only with respect to Significant Subsidiaries) and Section 6.01(a)(5), in each case, shall not constitute an Event of Default.

Section 8.04	Conditions to Legal or Covenant Defeasance.

(a)    The following shall be the conditions to the exercise of either the Legal Defeasance option under Section 8.02 or the Covenant Defeasance option under Section 8.03 with respect to the Notes of each series:

(1)    the Partnership must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in amounts as will be sufficient, as confirmed, certified or attested by an Independent Financial Advisor in writing to the Trustee, without consideration of any reinvestment of interest, to pay the principal, premium, if any, and interest due on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Partnership must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2)    in the case of Legal Defeasance, the Partnership has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(A)    the Partnership has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or

(B)    since the Issue Date, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel will confirm that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)    in the case of Covenant Defeasance, the Partnership has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)    no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Debt and, in each case, the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, the Credit Agreement or any other material agreement or material instrument (other than this Indenture) to which the Partnership or any Subsidiary Guarantor is a party or by which the Partnership or any Subsidiary Guarantor is bound;

(5)    the Partnership has delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Partnership with the intent of defeating, hindering, delaying or defrauding any creditors of the Partnership, any Subsidiary Guarantor or others;

(6)    the Partnership has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; and

(7)    the Partnership has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be (which instructions may be contained in the Officer’s Certificate referred to in clause (6) above).

Section 8.05	Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

(a)    Subject to Section 8.06, all money and Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 in respect of the outstanding Notes of each series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture or applicable supplemental indenture, to the payment, either directly or through any Paying Agent (including the Partnership or a Subsidiary Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest on such Notes, but such money need not be segregated from other funds except to the extent required by law.

(b)    The Partnership will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.

(c)    Anything in this Article 8 to the contrary notwithstanding, the Trustee will deliver or pay to the Partnership from time to time upon the request of the Partnership any money or Government Securities held by it as provided in Section 8.04 which, in the opinion of an Independent Financial Advisor expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06	Repayment to the Partnership.

Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Partnership, in trust for the payment of the principal, premium, if any, or interest on any Note of any series and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Partnership on its request or (if then held by the Partnership) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Partnership for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Partnership as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Partnership cause to be published once, in The New York Times or The Wall Street Journal (national edition) or other business periodical with national circulation, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Partnership.

Section 8.07	Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or Government Securities in accordance with Section 8.02 or Section 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Partnership’s and the Subsidiary Guarantors’ obligations under this Indenture, the Notes of each series and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03, as the case may be; provided that, if the Partnership makes any payment of principal, premium, if any, or interest on any such Note following the reinstatement of its obligations, the Partnership shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01	Without Consent of Holders.

(a)    Notwithstanding Section 9.02, without the consent of any Holder, the Partnership, the Subsidiary Guarantors and the Trustee may amend this Indenture, the Notes and the Note Guarantees:

(1)    to cure any ambiguity, omission, defect or inconsistency;

(2)    to provide for the assumption of the obligations of the Partnership or any Subsidiary Guarantor under this Indenture by a successor upon any merger, consolidation or asset transfer permitted under this Indenture;

(3)    to provide for uncertificated Notes of the applicable series in addition to or in place of certificated Notes of the applicable series;

(4)    to provide any security for, any Note Guarantees of or any additional obligors on the Notes or any related Note Guarantees;

(5)    to comply with any requirement to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(6)    to add covenants that would benefit the Holders of the Notes of the applicable series or to surrender any rights the Partnership or any Subsidiary Guarantors have under this Indenture;

(7)    to add Events of Default with respect to the Notes of the applicable series; and

(8)    to make any change that does not adversely affect any outstanding Notes of the applicable series in any material respect.

(b)    Upon the request of the Partnership, and upon receipt by the Trustee of the documents described in Section 12.02, the Trustee shall join with the Partnership and the Subsidiary Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise. Notwithstanding the foregoing, no Opinion of Counsel shall be required in connection with the addition of a Subsidiary Guarantor under this Indenture upon execution and delivery by such Subsidiary Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit B, and delivery of an Officer’s Certificate.

Section 9.02	With Consent of Holders.

(a)    Except as provided in Section 9.01 and this Section 9.02, the Partnership, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Notes of each series and the Note Guarantees with the consent of the Holders of a majority in principal amount of the Notes of such series then outstanding affected by such amendment or supplement (acting as one class) (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes of such series) and, subject to Section 6.04 and Section 6.07, any past or existing Default or Event of Default with respect to any series of Notes or all series of Notes (other than a Default or Event of Default in the payment of the principal, premium, if any, or interest on such Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or such Notes may be waived with the consent of the Holders of a majority in principal amount of such Notes then outstanding (acting as one class in the case of a waiver impacting all series of Notes) (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes of such series). Section 2.08 and Section 2.09 shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.

(b)    Upon the request of the Partnership, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 and Section 12.02, the Trustee shall join with the Partnership and the Subsidiary Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

(c)    It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver. It shall be sufficient if such consent approves the substance of such proposed amendment, supplement or waiver.

(d)    After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Partnership will give to the Holders a notice briefly describing such amendment, supplement or waiver. However, the failure of the Partnership to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of any such amendment, supplement or waiver.

(e)    Without the consent of each affected Holder, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes of any series held by a non-consenting Holder):

(1)    reduce the amount of such Notes whose Holders must consent to an amendment, a supplement or a waiver;

(2)    reduce the rate of or change the time for payment of interest on such Note;

(3)    reduce the principal of such Note or change its Stated Maturity;

(4)    reduce any premium payable on the redemption of such Note or change the time at which such Note may be redeemed;

(5)    make payments on such Note payable in currency other than U.S. dollars;

(6)    impair the Holder’s right to institute suit for the enforcement of any payment on or with respect to such Note;

(7)    make any change in the percentage of principal amount of Notes of such series necessary to waive compliance with certain provisions of this Indenture or to make any change in the provision related to modification; or

(8)    waive a continuing Default or Event of Default regarding any payment on the Notes of such series.

(f)    A consent to any amendment, supplement or waiver of this Indenture, the Notes or the Note Guarantee by any Holder given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.

Section 9.03	Revocation and Effect of Consents.

(a)    Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note of any series is a continuing consent by the Holder of such Note and every subsequent Holder of such Note or portion of such Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any such Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

(b)    The Partnership may, but shall not be obligated to, fix a record date pursuant to Section 1.04 for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.

Section 9.04	Notation on or Exchange of Notes.

(a)    The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note of any series thereafter authenticated. The Partnership in exchange for all Notes of such series may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b)    Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05	Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amendment, supplement or waiver, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 12.02, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Partnership and any Subsidiary Guarantor party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.

ARTICLE 10

GUARANTEES

Section 10.01	Guarantee.

(a)    Subject to this Article 10, each of the Subsidiary Guarantors hereby, jointly and severally, irrevocably and unconditionally guarantees, on a senior unsecured basis, to each Holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes of each series or the obligations of the Partnership hereunder or thereunder, that: (1) the principal, premium, if any, and interest on the Notes of each series shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal and interest on such Notes, if any, if lawful, and all other Obligations of the Partnership to the Holders or the Trustee hereunder or under such Notes shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes of any series or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise collectively, the “Guaranteed Obligations”. Failing payment by the Partnership when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)    The Subsidiary Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes of each series or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Partnership, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Partnership, any right to require a proceeding first against the Partnership, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes of each series and this Indenture, or pursuant to Section 10.06.

(c)    Each of the Subsidiary Guarantors also agrees, jointly and severally, to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

(d)    If any Holder or the Trustee is required by any court or otherwise to return to the Partnership, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Partnership or the Subsidiary Guarantors, any amount paid either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(e)    Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Note Guarantee. The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees.

(f)    Each Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Partnership for liquidation or reorganization, should the Partnership become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Partnership’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes of any series are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on such Notes or the Note Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, such Notes Guarantee shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(g)    In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h)    Each payment to be made by a Subsidiary Guarantor in respect of its Note Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

(i)    The Notes of each series initially shall not be entitled to the benefits of any Notes Guarantee of any Subsidiary Guarantor contemplated by this Article 10. After the Issue Date, any Subsidiary Guarantors will provide a Note Guarantee in accordance with Section 4.10.

Section 10.02	Limitation on Subsidiary Guarantor Liability.

Each Subsidiary Guarantor, and by its acceptance of Notes of any series, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Subsidiary Guarantor not constitute a fraudulent conveyance or a fraudulent transfer for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of each Subsidiary Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 10, result in the obligations of such Subsidiary Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Subsidiary Guarantor that makes a payment under its Note Guarantee will be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment, determined in accordance with GAAP.

Section 10.03	Execution and Delivery.

A Subsidiary will become a Subsidiary Guarantor under this Indenture upon execution and delivery by such Subsidiary Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit B. Upon such execution, such Subsidiary Guarantor will agree that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes of each series.

Section 10.04	Subrogation.

Each Subsidiary Guarantor shall be subrogated to all rights of Holders against the Partnership in respect of any amounts paid by any Subsidiary Guarantor pursuant to the provisions of Section 10.01; provided that, if an Event of Default has occurred and is continuing, no Subsidiary Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Partnership under this Indenture or the Notes of each series shall have been paid in full.

Section 10.05	Benefits Acknowledged.

Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

Section 10.06	Release of Note Guarantees.

(a)    If no Default has occurred and is continuing under this Indenture, and to the extent not otherwise prohibited by this Indenture, a Subsidiary Guarantor will be unconditionally released and discharged from its Note Guarantee:

(1)    in connection with any sale or other disposition of all or substantially all of the properties or assets of, or all of the Partnership’s direct or indirect limited partnership, limited liability company or other equity interests in, that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Partnership’s Affiliate;

(2)    upon the merger of that Subsidiary Guarantor into the Partnership or any other Subsidiary Guarantor or the liquidation or dissolution of that Subsidiary Guarantor;

(3)    upon legal defeasance, covenant defeasance or satisfaction and discharge of this Indenture with respect to the Notes of each applicable series in accordance with Article 8 and Article 11 of this Indenture; or

(4)    following delivery of a written notice by the Partnership to the Trustee, upon the release of all Guarantees by that Subsidiary Guarantor under the Credit Agreement; provided that, if, at any time following any release of a Subsidiary Guarantor from its initial Note Guarantee of the Notes as described in this Section 10.06(a)(4), the Subsidiary Guarantor again provides a Guarantee under the Credit Agreement, then the Partnership will cause the Subsidiary Guarantor to again provide a Note Guarantee in accordance with this Indenture.

(b)    At the written request of the Partnership, the Trustee shall execute and deliver any documents reasonably required in order to evidence such release, discharge and termination in respect of the applicable Note Guarantee.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01	Satisfaction and Discharge.

(a)    This Indenture will be discharged, and will cease to be of further effect as to all Notes of each series, when either:

(1)    all Notes of the applicable series that have been authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust) have been delivered to the Trustee for cancellation; or

(2)    (A) all Notes of the applicable series not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Partnership, and the Partnership or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Debt on the Notes of such series not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be;

(B) no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Debt and, in each case, the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, the Credit Agreement or any other material agreement or material instrument (other than this Indenture) to which the Partnership or any Subsidiary Guarantor is a party or by which the Partnership or any Subsidiary Guarantor is bound;

(C) the Partnership or any Subsidiary Guarantor has paid or caused to be paid all sums payable by the Partnership under this Indenture; and

(D) the Partnership has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes of such series at maturity or the redemption date, as the case may be.

(b)    In addition, the Partnership shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent to satisfaction and discharge have been satisfied. Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to Section 11.01(a)(2)(A), the provisions of Section 11.02 and Section 8.06 shall survive.

Section 11.02	Application of Trust Money.

(a)    Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes of each series and this Indenture or applicable supplemental indenture, to the payment, either directly or through any Paying Agent (including the Partnership acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee, but such money need not be segregated from other funds except to the extent required by law.

(b)    If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Partnership’s and any Subsidiary Guarantor’s obligations under this Indenture, the Notes of each series and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Partnership has made any payment of principal, premium, if any, or interest on any such Notes because of the reinstatement of its obligations, the Partnership shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent, as the case may be.

ARTICLE 12

MISCELLANEOUS

Section 12.01	Notices.

(a)    Any notice or communication to the Partnership, any Subsidiary Guarantor or the Trustee is duly given if in writing and (1) delivered in person, (2) mailed by first-class mail (certified or registered, return receipt requested), postage prepaid, or overnight air courier guaranteeing next day delivery or (3) sent by electronic transmission, to its address:

if to the Partnership or any Subsidiary Guarantor:

c/o EQM Midstream Partners, LP

2200 Energy Drive

Canonsburg, Pennsylvania 15317

E-mail: treasury@equitransmidstream.com

Attention: Treasurer

with a copy to:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

E-mail: ryan.maierson@lw.com

Attention: Ryan Maierson

if to the Trustee:

The Bank of New York Mellon Trust Company, N.A.

500 Ross Street, 12th Floor

Pittsburgh, PA 15262

Attention: Corporate Trust

The Partnership, any Subsidiary Guarantor or the Trustee, by like notice, may designate additional or different addresses for subsequent notices or communications.

(b)    All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; on the first date of which publication is made, if by publication; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; the next Business Day after timely delivery to the courier, if mailed by overnight air courier guaranteeing next day delivery; when receipt acknowledged, if sent by electronic transmission; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

(c)    Any notice or communication to a Holder shall be mailed by first-class mail (certified or registered, return receipt requested) or by overnight air courier guaranteeing next day delivery to its address shown on the Note Register or by such other delivery system as the Trustee agrees to accept. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(d)    Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(e)    Notwithstanding any other provision herein, where this Indenture provides for notice of any event to any Holder of an interest in a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), according to the applicable procedures of such Depositary, if any, prescribed for the giving of such notice.

(f)    The Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured electronic transmission; provided, however, that (1) the party providing such written notice, instructions or directions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (2) such originally executed notice, instructions or directions shall be signed by an authorized representative of the party providing such notice, instructions or directions. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such notice, instructions or directions notwithstanding such notice, instructions or directions conflict or are inconsistent with a subsequent notice, instructions or directions.

(g)    If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(h)    If the Partnership mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.02	Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Partnership or any Subsidiary Guarantor to the Trustee to take any action under this Indenture, the Partnership or such Subsidiary Guarantor, as the case may be, shall furnish to the Trustee:

(1)    an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.03) stating that, in the opinion of the signer(s), all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)    an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.03) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with; provided that (A) no Opinion of Counsel shall be required in connection with the addition of a Subsidiary Guarantor under this Indenture upon execution and delivery by such Subsidiary Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit B, and (B) no Opinion of Counsel pursuant to this Section 12.02 shall be required in connection with the issuance of Notes on the Issue Date.

Section 12.03	Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.07) shall include:

(1)    a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)    a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(4)    a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 12.04	Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.05	No Personal Liability of Directors, Officers, Employees, Members, Partners and Stockholders.

No past, present or future director, officer, employee, incorporator, member, manager, partner or stockholder of the General Partner, the Partnership or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Partnership or any Subsidiary Guarantor under the Notes, the Note Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.

Each Holder by accepting a Note agrees to the foregoing sentence and waives and releases all such liability of any past, present or future director, officer, employee, incorporator, member, manager, partner or stockholder of the General Partner, the Partnership or any Subsidiary Guarantor. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.06	Governing Law.

THIS INDENTURE, THE NOTES AND ANY NOTE GUARANTEE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE GUARANTEES.

Section 12.07	Waiver of Jury Trial.

EACH OF THE PARTNERSHIP, THE SUBSIDIARY GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.08	Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.09	No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Partnership or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10	Successors.

All agreements of the Partnership in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Subsidiary Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.06.

Section 12.11	Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12	Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The word “execution,” “executed,” “signed,” “signature,” “delivery” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof of the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 12.13	Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.14	PDF Delivery of Signature Pages.

The exchange of copies of this Indenture and of signature pages by portable document format (“PDF”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted PDF shall be deemed to be their original signatures for all purposes.

Section 12.15	U.S.A. PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 12.16	Payments Due on Non-Business Days.

In any case where any Interest Payment Date, redemption date or repurchase date or the Stated Maturity of the Notes of any series shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of such Notes) payment of principal, premium, if any, or interest on such Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, redemption date or repurchase date, or at the Stated Maturity of such Notes; provided that no interest will accrue for the period from and after such Interest Payment Date, redemption date, repurchase date or Stated Maturity, as the case may be.

[Signatures on following pages]

EQM MIDSTREAM PARTNERS, LP

By: EQGP Services, LLC, its general partner

By:	/s/ Kirk R. Oliver
Name: Kirk R. Oliver
Title: Senior Vice President and Chief Financial Officer

[Signature Page to Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Linda Wirfel
Name: Linda Wirfel
Title: Vice President

[Signature Page to Indenture]

APPENDIX A

PROVISIONS RELATING TO INITIAL NOTES AND

ADDITIONAL NOTES

Section 1.1	Definitions.

(a) Capitalized Terms.

Capitalized terms used but not defined in this Appendix A have the meanings given to them in this Indenture. The following capitalized terms have the following meanings:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.

“Distribution Compliance Period,” with respect to any Note, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Note is first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Partnership to the Trustee, and (b) the date of issuance with respect to such Note or any predecessor of such Note.

“Euroclear” means Euroclear Bank S.A./N.Y., as operator of Euroclear systems Clearance System or any successor securities clearing agency.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Unrestricted Global Note” means any Note in global form that does not bear or is not required to bear the Restricted Notes Legend.

“U.S. person” means a “U.S. person” as defined in Regulation S.

(b) Other Definitions.

Term:	Defined in Section:
“Agent Members”	2.1(c)
“Definitive Notes Legend”	2.2(e)
“ERISA Legend”	2.2(e)
“Global Note”	2.1(b)
“Global Notes Legend”	2.2(e)
“Regulation S Global Note”	2.1(b)
“Regulation S Notes”	2.1(a)

Term:	Defined in Section:
“Restricted Notes Legend”	2.2(e)
“Rule 144A Global Note”	2.1(b)
“Rule 144A Notes”	2.1(a)

Section 2.1	Form and Dating

(a) The Initial Notes issued on the date hereof shall be (i) offered and sold by the Partnership to the initial purchasers thereof and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A (“Rule 144A Notes”) and (2) Persons other than U.S. persons in reliance on Regulation S (“Regulation S Notes”). Additional Notes may also be considered to be Rule 144A Notes or Regulation S Notes, as applicable.

(b) Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form, numbered RA-1 upward (collectively, the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more global Notes, numbered RS-1 upward (collectively, the “Regulation S Global Note”), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Partnership and authenticated by the Trustee as provided in the Indenture. The Rule 144A Global Note, the Regulation S Global Note and any Unrestricted Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes.” Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 of this Indenture and Section 2.2(c) of this Appendix A.

(c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Partnership shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.02 of this Indenture and pursuant to an order of the Partnership signed by one Officer of the Partnership, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Custodian or under such Global Note, and the Depositary may be treated by the Partnership, the Trustee and any agent of the Partnership or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Partnership, the Trustee or any agent of the Partnership or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d) Definitive Notes. Except as provided in Section 2.2 or Section 2.3 of this Appendix A, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

Section 2.2	Transfer and Exchange.

(a) Transfer and Exchange of Definitive Notes for Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

(i) to register the transfer of such Definitive Notes; or

(ii) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Partnership and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2) in the case of Transfer Restricted Notes, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to Section 2.2(b) of this Appendix A or otherwise in accordance with the Restricted Notes Legend, and are accompanied by a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A-1 and Exhibit A-2 for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto.

(b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Partnership and the Registrar, together with:

(i) a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A-1 and Exhibit A-2 for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto; and

(ii) written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If the applicable Global Note is not then outstanding, the Partnership shall issue and the Trustee shall authenticate, upon an Authentication Order, a new applicable Global Note in the appropriate principal amount.

(c) Transfer and Exchange of Global Notes.

(i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth in Section 2.2(d) of this Appendix A, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note, or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.3 of this Appendix A), a Global Note may not be transferred except as a whole and not in part if the transfer is by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d) Restrictions on Transfer of Global Notes; Voluntary Exchange of Interests in Transfer Restricted Global Notes for Interests in Unrestricted Global Notes.

(i) Transfers by an owner of a beneficial interest in a Rule 144A Global Note to a transferee who takes delivery of such interest through another Transfer Restricted Global Note shall be made in accordance with the Applicable Procedures and the Restricted Notes Legend and only upon receipt by the Trustee of a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A-1 and Exhibit A-2 for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto.

(ii) During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures, the Restricted Notes Legend on such Regulation S Global Note and any applicable securities laws of any state of the U.S. Prior to the expiration of the Distribution Compliance Period, transfers by a Beneficial Owner in the Regulation S Global Note to a transferee who takes delivery of such interest through a Rule 144A Global Note shall be made only in accordance with the Applicable Procedures and the Restricted Notes Legend and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse side of the Form of Note in Exhibit A-1 and Exhibit A-2 for exchange or registration of transfers. Such written certification shall no longer be required after the expiration of the Distribution Compliance Period. Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of the Indenture.

(iii) Upon the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in an Unrestricted Global Note upon certification in the form provided on the reverse side of the Form of Note in Exhibit A-1 and Exhibit A-2 for an exchange from a Regulation S Global Note to an Unrestricted Global Note.

(iv) Beneficial interests in a Transfer Restricted Note that is a Rule 144A Global Note may be exchanged for beneficial interests in an Unrestricted Global Note if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A-1 and Exhibit A-2) and/or upon delivery of such legal opinions, certifications and other information as the Partnership or the Trustee may reasonably request.

(v) If no Unrestricted Global Note is outstanding at the time of a transfer contemplated by the preceding clauses (iii) and (iv), the Partnership shall issue and the Trustee shall authenticate, upon an Authentication Order, a new Unrestricted Global Note in the appropriate principal amount.

(e) Legends.

(i) Except as permitted by Section 2.2(d) and this Section 2.2(e) of this Appendix A, each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Notes Legend”):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: SIX MONTHS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE PARTNERSHIP OR ANY AFFILIATE OF THE PARTNERSHIP WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE PARTNERSHIP OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C)

FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE PARTNERSHIP’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

Each Definitive Note shall bear the following additional legend (“Definitive Notes Legend”):

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Each Global Note shall bear the following additional legend (“Global Notes Legend”):

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE PARTNERSHIP OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Each Note shall bear the following additional legend (“ERISA Legend”):

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

(ii) Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the Restricted Notes Legend and the Definitive Notes Legend and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A-1 and Exhibit A-2) and provides such legal opinions, certifications and other information as the Partnership or the Trustee may reasonably request.

(iii) Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(f) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Registrar (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Registrar or the Custodian, to reflect such reduction.

(g) Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Partnership shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

(ii) No service charge shall be imposed in connection with any registration of transfer or exchange, but the Partnership may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06 and 9.04 of the Indenture).

(iii) Prior to the due presentation for registration of transfer of any Note, the Partnership, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Partnership, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(v) In order to effect any transfer or exchange of an interest in any Transfer Restricted Note for an interest in a Note that does not bear the Restricted Notes Legend and has not been registered under the Securities Act, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel, in form reasonably acceptable to the Registrar to the effect that no registration under the Securities Act is required in respect of such exchange or transfer or the re-sale of such interest by the beneficial holder thereof, shall be required to be delivered to the Registrar and the Trustee.

(h) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any Beneficial Owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, Beneficial Owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of Beneficial Owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any Beneficial Owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or Beneficial Owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.3	Definitive Notes.

(a) A Global Note deposited with the Depositary or with the Trustee as Custodian pursuant to Section 2.1 may be transferred to the Beneficial Owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.2 of this Appendix A and (i) the Depositary notifies the Partnership that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Partnership within 90 days of such notice or after the Partnership becomes aware of such cessation or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository. In addition, any

Affiliate of the Partnership or any Subsidiary Guarantor that is a Beneficial Owner of all or part of a Global Note may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Note by providing a written request to the Partnership and the Trustee and such Opinions of Counsel, certificates or other information as may be required by the Indenture or the Partnership or Trustee.

(b) Any Global Note that is transferable to the Beneficial Owners thereof pursuant to this Section 2.3 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.3 shall be executed, authenticated and delivered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Any Definitive Note delivered in exchange for an interest in a Global Note that is a Transfer Restricted Note shall, except as otherwise provided by Section 2.2(e) of this Appendix A, bear the Restricted Notes Legend.

(c) The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d) In the event of the occurrence of any of the events specified in Section 2.3(a) of this Appendix A, the Partnership shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

EXHIBIT A-1

[FORM OF FACE OF 2025 NOTE]

[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the ERISA Legend, if applicable, pursuant to the provisions of the Indenture.]

A-1

APPENDIX A

CUSIP [                ]

ISIN [                ]1

[RULE 144A][REGULATION S] NOTE

6.000% Senior Notes due 2025

No. [RA- ] [RS- ]	[Up to][2] [$ ]

EQM MIDSTREAM PARTNERS, LP

promises to pay to [CEDE & CO.]3 [                    ] or registered assigns the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto]4 [of $             (             Dollars)]5 on July 1, 2025.

Interest Payment Dates: January 1 and July 1

Record Dates: June 15 and December 15

[1]	Rule 144A Note CUSIP: 26885B AF7 Rule 144A Note ISIN:US26885BAF76 Regulation S Note CUSIP: U26886 AA6 Regulation S Note ISIN: USU26886AA62

[2]	Include in Global Notes.
[3]	Include in Global Notes
[4]	Include in Global Notes
[5]	Include in Definitive Notes

IN WITNESS HEREOF, the Partnership has caused this instrument to be duly executed.

Dated:

EQM MIDSTREAM PARTNERS, LP

By: EQGP Services, LLC, its general partner

By:
Name: Kirk R. Oliver
Title: Senior Vice President and Chief Financial Officer

A-1-2

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated:

A-1-3

[Reverse Side of Note]

6.000% Senior Notes due 2025

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.    INTEREST. EQM Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), promises to pay interest on the principal amount of this Note at 6.000% per annum until but excluding maturity. The Partnership shall pay interest semi-annually in arrears on January 1 and July 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including [the date of original issuance] 6 [[                    ] [    ], 20[    ]]7; provided that the first Interest Payment Date shall be January 1, 2021. The Partnership shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.    METHOD OF PAYMENT. The Partnership shall pay interest on the Notes to the Persons who are registered holders of Notes at the close of business on the June 15 or December 15 (whether or not a Business Day), as the case may be, immediately preceding the related Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal, premium, if any, and interest on the Notes shall be payable at the office or agency of the Partnership maintained for such purpose or, at the option of the Partnership, payment of interest and premium, if any, may be made by check mailed to the Holders at their respective addresses set forth in the Note Register; provided that payment by wire transfer of immediately available funds shall be required with respect to principal, premium, if any, and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Partnership or the Paying Agent at least five Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.

3.    PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Partnership may change any Paying Agent or Registrar without notice to the Holders. The Partnership or any of its Subsidiaries may act in any such capacity.

4.    INDENTURE. The Partnership issued the Notes under an Indenture, dated as of June 18, 2020 (as amended or supplemented from time to time, the “Indenture”), between EQM Midstream Partners, LP and the Trustee. This Note is one of a duly authorized issue of notes of the Partnership designated as its 6.000% Senior Notes due 2025. The Partnership shall be entitled to issue Additional Notes pursuant to Section 2.01 of the Indenture. The Notes and any Additional Notes issued under the Indenture shall be treated as a single class of securities under the Indenture. The terms of the

[6]	With respect to the Initial Notes. This may need to be a specified date if the Notes are not issued on the expected closing date.
[7]	With respect to Notes other than the Initial Notes. Fill in date of last interest payment.

A-1-4

Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.    REDEMPTION AND REPURCHASE. The Notes are subject to optional redemption, and may be the subject of an offer to purchase, as further described in the Indenture. The Partnership shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6.    DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holders shall be required to pay any taxes and fees required by law or permitted by the Indenture. The Partnership need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered for repurchase in connection with a Change of Control Offer, except for the unredeemed portion of any Note being redeemed or repurchased in part.

7.    PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

8.    AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Note Guarantees, to the extent applicable, or the Notes may be amended or supplemented as provided in the Indenture.

9.    DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Partnership, the Subsidiary Guarantors, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

10.    AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual or electronic signature of the Trustee.

11.    GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

12.    CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Partnership has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Partnership shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Partnership at the following address:

c/o EQM Midstream Partners, LP

2200 Energy Drive

Canonsburg, Pennsylvania 15317

E-mail: [Redacted.]

Attention: Corporate Secretary

A-1-5

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Partnership. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-1-6

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFERS OF TRANSFER RESTRICTED NOTES

This certificate relates to $                 principal amount of Notes held in (check applicable space)              book-entry or              definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

	(1)	☐	to the Partnership or subsidiary thereof; or

	(2)	☐	to the Registrar for registration in the name of the Holder, without transfer; or

	(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

	(4)	☐	to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

	(5)	☐	pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream); or

	(6)	☐	pursuant to Rule 144 under the Securities Act; or

	(7)	☐	pursuant to another available exemption from registration under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Partnership or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Partnership or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

A-1-7

Your Signature

Date:
Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Partnership as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer Name: Title:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-1-8

TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE FROM A

REGULATION S GLOBAL NOTE TO AN UNRESTRICTED GLOBAL NOTE,

PURSUANT TO SECTION 2.2(d)(iii) OF APPENDIX A TO THE INDENTURE8

The undersigned represents and warrants that either:

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a non-U.S. person (within the meaning of Regulation S under the Securities Act); or

☐

the undersigned is not a dealer (as defined in the Securities Act) and is a U.S. person (within the meaning of Regulation S under the Securities Act) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act; or

☐

the undersigned is a dealer (as defined in the Securities Act) and the interest of the undersigned in this Note does not constitute the whole or a part of an unsold allotment to or subscription by such dealer for the Notes.

Dated:
Your Signature

[8]	Include only for Regulation S Global Notes.

A-1-9

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Partnership pursuant to Section 4.11 of the Indenture, check the appropriate box below:

[    ] Section 4.11

If you want to elect to have only part of this Note purchased by the Partnership pursuant to Section 4.11 of the Indenture, state the amount you elect to have purchased:

$	(integral multiples of $1,000,
provided that the unpurchased
portion must be in a minimum principal amount of $2,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-1-10

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $[●]. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such Decrease or Increase	Signature of Authorized Signatory of Trustee, Depositary or Custodian

*	This schedule should be included only if the Note is issued in global form.

A-1-11

EXHIBIT A-2

[FORM OF FACE OF 2027 NOTE]

[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the ERISA Legend, if applicable, pursuant to the provisions of the Indenture.]

A-2-1

CUSIP [                ]

ISIN [                ]9

[RULE 144A][REGULATION S] NOTE

6.500% Senior Notes due 2027

No. [RA- ] [RS- ]	[Up to][10] [$ ]

EQM MIDSTREAM PARTNERS, LP

promises to pay to [CEDE & CO.]11 [                ] or registered assigns the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto]12 [of $             (             Dollars)]13 on July 1, 2027.

Interest Payment Dates: January 1 and July 1

Record Dates: June 15 and December 15

[9]	Rule 144A Note CUSIP: 26885B AH3 Rule 144A Note ISIN: US26885BAH33 Regulation S Note CUSIP: U26886 AB4 Regulation S Note ISIN: USU26886AB46
[10]	Include in Global Notes.
[11]	Include in Global Notes
[12]	Include in Global Notes
[13]	Include in Definitive Notes

A-2-2

IN WITNESS HEREOF, the Partnership has caused this instrument to be duly executed.

Dated:

EQM MIDSTREAM PARTNERS, LP By: EQGP Services, LLC, its general partner

By:
Name: Kirk R. Oliver
Title: Senior Vice President and Chief Financial Officer

A-2-3

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated:

A-2-4

[Reverse Side of Note]

6.500% Senior Notes due 2027

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.    INTEREST. EQM Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), promises to pay interest on the principal amount of this Note at 6.500% per annum until but excluding maturity. The Partnership shall pay interest semi-annually in arrears on January 1 and July 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including [the date of original issuance] 14 [[                ] [    ], 20[    ]]15; provided that the first Interest Payment Date shall be January 1, 2021. The Partnership shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.    METHOD OF PAYMENT. The Partnership shall pay interest on the Notes to the Persons who are registered holders of Notes at the close of business on the June 15 or December 15 (whether or not a Business Day), as the case may be, immediately preceding the related Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal, premium, if any, and interest on the Notes shall be payable at the office or agency of the Partnership maintained for such purpose or, at the option of the Partnership, payment of interest and premium, if any, may be made by check mailed to the Holders at their respective addresses set forth in the Note Register; provided that payment by wire transfer of immediately available funds shall be required with respect to principal, premium, if any, and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Partnership or the Paying Agent at least five Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.

3.    PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Partnership may change any Paying Agent or Registrar without notice to the Holders. The Partnership or any of its Subsidiaries may act in any such capacity.

4.    INDENTURE. The Partnership issued the Notes under an Indenture, dated as of June 18, 2020 (as amended or supplemented from time to time, the “Indenture”), between EQM Midstream Partners, LP and the Trustee. This Note is one of a duly authorized issue of notes of the Partnership designated as its 6.500% Senior Notes due 2027. The Partnership shall be entitled to issue Additional Notes pursuant to Section 2.01 of the Indenture. The Notes and any Additional Notes issued under the Indenture shall be treated as a single class of securities under the Indenture. The terms of the

[14]	With respect to the Initial Notes. This may need to be a specified date if the Notes are not issued on the expected closing date.
[15]	With respect to Notes other than the Initial Notes. Fill in date of last interest payment.

A-2-5

Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.    REDEMPTION AND REPURCHASE. The Notes are subject to optional redemption, and may be the subject of an offer to purchase, as further described in the Indenture. The Partnership shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6.    DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holders shall be required to pay any taxes and fees required by law or permitted by the Indenture. The Partnership need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered for repurchase in connection with a Change of Control Offer, except for the unredeemed portion of any Note being redeemed or repurchased in part.

7.    PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

8.    AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Note Guarantees, to the extent applicable, or the Notes may be amended or supplemented as provided in the Indenture.

9.    DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Partnership, the Subsidiary Guarantors, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

10.    AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual or electric signature of the Trustee.

11.    GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

12.    CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Partnership has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Partnership shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Partnership at the following address:

c/o EQM Midstream Partners, LP

2200 Energy Drive

Canonsburg, Pennsylvania 15317

E-mail: [Redacted.]

Attention: Corporate Secretary

A-2-6

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Partnership. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-2-7

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFERS OF TRANSFER RESTRICTED NOTES

This certificate relates to $             principal amount of Notes held in (check applicable space)              book-entry or              definitive form by the undersigned.

The undersigned (check one box below):

☐

has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1) ☐	to the Partnership or subsidiary thereof; or

(2) ☐	to the Registrar for registration in the name of the Holder, without transfer; or

(3) ☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

(4) ☐

to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

(5) ☐

pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream); or

(6) ☐	pursuant to Rule 144 under the Securities Act; or

(7) ☐	pursuant to another available exemption from registration under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Partnership or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Partnership or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

A-2-8

Your Signature

Date:
Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Partnership as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	NOTICE:	To be executed by an executive officer
Name:
Title:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-2-9

TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE FROM A

REGULATION S GLOBAL NOTE TO AN UNRESTRICTED GLOBAL NOTE,

PURSUANT TO SECTION 2.2(d)(iii) OF APPENDIX A TO THE INDENTURE16

The undersigned represents and warrants that either:

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a non-U.S. person (within the meaning of Regulation S under the Securities Act); or

☐

the undersigned is not a dealer (as defined in the Securities Act) and is a U.S. person (within the meaning of Regulation S under the Securities Act) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act; or

☐

the undersigned is a dealer (as defined in the Securities Act) and the interest of the undersigned in this Note does not constitute the whole or a part of an unsold allotment to or subscription by such dealer for the Notes.

Dated:
Your Signature

[16]	Include only for Regulation S Global Notes.

A-2-10

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Partnership pursuant to Section 4.11 of the Indenture, check the appropriate box below:

[    ] Section 4.11

If you want to elect to have only part of this Note purchased by the Partnership pursuant to Section 4.11 of the Indenture, state the amount you elect to have purchased:

$	(integral multiples of $1,000, provided that the unpurchased portion must be in a minimum principal amount of $2,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-2-11

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $[●]. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such Decrease or Increase	Signature of Authorized Signatory of Trustee, Depositary or Custodian

*	This schedule should be included only if the Note is issued in global form.

A-2-12

EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of [                    ] [    ], 20[    ], among                      (the “Guaranteeing Subsidiary”), a subsidiary of EQM Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”).

W I T N E S E T H

WHEREAS, the Partnership has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of June 18, 2020, providing for the issuance of an unlimited aggregate principal amount of 6.000% Senior Notes due 2025 and 6.500% Senior Notes due 2027 (together, the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee all of the Partnership’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Subsidiary Guarantor. The Guaranteeing Subsidiary hereby agrees to be a Subsidiary Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Subsidiary Guarantors, including Article 10 thereof.

3. Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4. Waiver of Jury Trial. EACH OF THE GUARANTEEING SUBSIDIARY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The word “execution,” “executed,” “signed,” “signature,” “delivery” and words of like import in or relating to this Supplemental Indenture or any document to be signed in connection with this Supplemental Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof of the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

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6. Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[NAME OF GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

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